Independent Auditors' Report

To the Board of Directors and Stockholders
Healthway Shopping Network, Inc.

We have audited the balance sheet of Healthway Shopping Network, Inc. (a Florida corporation) as of December 31, 2008 and the related statement of income, cash flows and shareholders' equity for the period January 11, 2008 (date of inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Healthway Shopping Network, Inc. as of December 31, 2008, and the results of their operations and their cash flows for the period January 11, 2008 to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in the notes. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

VanWassehnova & Associates

Conroe, Texas
February 19, 2009